UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Equity Awards to Mr. Grant Burton, Vice President, Chief Accounting Officer and Controller

In connection with his appointment as vice president, chief accounting officer and controller of the Company on June 1, 2005, Mr. Grant Burton was granted options to purchase 43,711 shares of the Company’s common stock under the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the "2004 Plan"). Also in connection with his appointment, Mr. Burton was conditionally granted 10,176 restricted shares of the Company’s common stock, which award is conditioned upon the filing of a Registration Statement on Form S-8 with respect to the 2004 Plan and is not effective until such filing takes place. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 1, 2005 describing other terms of Mr. Burton’s employment with the Company, which description is incorporated herein by reference.

Equity Awards to Ms. Linda Wokoun, Senior Vice President, Marketing and Customer Care

Effective on June 6, 2005, Ms. Linda Wokoun was appointed as Senior Vice President, Marketing and Customer Care. In connection with her employment, Ms. Wokoun was granted options to purchase 70,909 shares of the Company’s common stock under the 2004 Plan. Also in connection with her employment, Ms. Wokoun was conditionally granted 12,334 restricted shares of the Company’s common stock, which award is conditioned on the filing of a Registration Statement on Form S-8 with respect to the 2004 Plan and is not effective until such filing takes place.

Terms of Stock Options and Restricted Stock Awards

The stock options and restricted stock awards to Mr. Burton and Ms. Wokoun will be subject to the provisions of the Company’s standard forms of stock option and restricted stock agreements previously filed with the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2005, except with respect to the vesting provisions. The stock options and restricted stock awards listed above will vest and/or become exercisable on the fifth anniversary of the date of grant, in each case subject to accelerated vesting in increments ranging from a minimum of 10% to a maximum of 30% of the applicable award per year if the Company meets certain performance targets in 2006, 2007 and 2008 based on adjusted EBITDA and net customer additions.

The stock options and restricted stock awards listed above will also become exercisable and/or vested on an accelerated basis in connection with certain changes in control. If a change in control (as defined in the 2004 Plan) occurs prior to January 1, 2007, one-third of the shares subject to such stock options and restricted stock awards will vest immediately, one-third of such shares will vest on the first anniversary of the change in control, and the remaining shares will vest on the second anniversary of the change in control. If a change in control occurs after January 1, 2007 but prior to January 1, 2008, two-thirds of the shares subject to such stock options and restricted stock awards will vest immediately, and the remaining shares will vest on the first anniversary of the change in control. If a change in control occurs after January 1, 2008, 85% of the shares subject to such stock options and restricted stock awards will vest immediately, and the remaining shares will vest on the first anniversary of the change in control. In addition, in the event the employee has a termination of employment by reason of discharge by the Company other than for cause, or as a result of the employee’s resignation for good reason, during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, each stock option and restricted stock award will automatically accelerate and become exercisable and/or vested (1) if the change in control occurs prior to January 1, 2007, as to one-third of the then unvested shares subject to such stock option or restricted stock award, or (2) if the change in control occurs on or after January 1, 2007, as to any remaining unvested shares subject to such stock option or restricted stock award. Such acceleration will occur upon termination of employment or, if later, immediately prior to the change in control. The terms "cause" and "good reason" are defined in the applicable award agreements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Executive Compensation

The compensation committee (the "Compensation Committee") of the board of directors of Leap Wireless International, Inc. (the "Company"), acting pursuant to a delegation of authority from the board of directors of the Company, approved increases in the annual salary of certain named executive officers of the Company effective as of June 1, 2005 (such increases to be effective retroactively to January 1, 2005). The new salaries of such executives are as follows: Mr. Glenn Umetsu, executive vice president and chief technical officer, $320,000; Mr. Robert J. Irving, Jr., senior vice president, general counsel and secretary, $275,000; and Mr. David Davis, senior vice president, operations, $265,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Grant Burton as vice president, chief accounting officer and controller

Effective as of June 1, 2005, Mr. Grant Burton was appointed as vice president, chief accounting officer and controller of the Company. Mr. Burton, 40, is a certified public accountant. Prior to his employment with the Company, he served as assistant controller of PETCO Animal Supplies, Inc. He previously served as Senior Manager for PricewaterhouseCoopers, Assurance and Business Advisory Services, in San Diego from 1996 to 2004. Before joining PricewaterhouseCoopers, Mr. Burton served as acting vice president internal audit and manager merchandise accounting for DFS Group Limited from 1993 to 1996. Mr. Burton is a certified public accountant licensed in the State of California, and was a Canadian chartered accountant from 1990 to 2004. He holds a Bachelor of Commerce with Distinction from the University of Saskatchewan. The Company has not entered into any transactions with Mr. Burton of the sort described under Item 404(a) of Regulation S-K except for the compensation arrangements associated with his employment.

The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 1, 2005 describing other terms of Mr. Burton’s employment with the Company, which description is incorporated herein by reference. The information concerning Mr. Burton set forth in Item 1.01 above is incorporated into this Item 5.02 by reference.

Mr. Dean M. Luvisa, the Company’s Acting Chief Financial Officer and Treasurer, served as the Company’s principal accounting officer from March 28, 2005 until Mr. Burton’s employment commenced.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

June 6, 2005	By:	Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel